Exhibit 10.1

February 1, 2024

SMX (Security Matters) PLC, an Irish public limited company (the “Company”) and YAII PN, Ltd (“YAII”) (collectively the Company and YAII shall be referred to as the “Parties”) entered in to a Standby Equity Purchase Agreement dated February 23, 2023 (the “SEPA”) pursuant to which YAII advanced to the Company Pre-Paid Advances in the aggregate of $3,500,000 evidenced by convertible promissory note SMX-1 issued to YAII dated March 8, 2023 in the amount of $1,5000,000 and convertible promissory note SMX-2 SMX issued to YAII dated May 23, 2023 as amended by that Letter Agreement dated July 27, 2023 in the amount of $2,000,000 (individually referred to as the “March Pre-Paid Advance” and the “May Pre-Paid Advance,” respectively, and collectively the “Pre-Paid Advances”) and a registration rights agreement dated February 23, 2023 (the “Registration Rights Agreement” and collectively with the SEPA and the Pre-Paid Advances the “Transaction Documents”).

Capitalized terms used herein and not otherwise defined herein shall have the meaning assigned to them in the Transaction Document, as applicable. Other than as set forth below, the Parties hereto agree that the Transaction Documents, other than as amended and supplemented by this Agreement, shall remain in full force and effect and no other provisions therein are hereby amended or changed by this Agreement.

As of the date hereof the March Pre-Paid Advance has been paid in full and the outstanding Principal amount owed to YAII under the May Pre-Paid Advance is $613,088.76 (the “May Pre-Paid Advance Outstanding Principal Amount”). The Company acknowledges and confirms that a Trigger Event pursuant to the May Pre-Paid Advance has occurred as of December 7, 2023, otherwise referred to as a Trigger Date, and the Company has not made payments of Triggered Principal Amount to YAII as provided for in Section 1(c) of the May Pre-Paid Advance or otherwise satisfied the provisions of Section 1(c).

The Parties pursuant to this letter agreement (the “Agreement”), as a result of the existing Trigger Event and the Company’s failure to make payments of Triggered Principal Amount to YAII and as consideration for YAII not to enforces its rights as a result of the existing Trigger Event and declare an Event of Default, the Parties hereby agree as follows:

1.	The Company will:

a.	Make payments to YAII, which may include proceeds of Advances under the SEPA, to repay the May Pre-Paid Advance Outstanding Principal Amount plus Payment Premium, until all such amounts are fully repaid, and shall use commercially reasonable best efforts to do so within sixty (60) calendar days from the date hereof.

b.	Pay YAII a fee equal to $200,000 of which $100,000 shall be payable from the next Advance after the date hereof (the “First Tranche Fee”) and $100,000 shall be payable within 60 calendar days (the “Second Tranche Fee”) of the date hereof. Provided however, the Second Tranche Fee will not be due if the total amount due and outstanding under the May Pre-Paid Advance is paid in full within sixty (60) calendar days from the date hereof.

c.	On the date hereof issue to YAII a warrant to purchase 250,000 shares of the Company’s Common Stock at an exercise price of $0.001 (the “Warrant”). The Shares of Common Stock issuable upon exercise of the Warrant will have demand registration rights. The Company shall include the Shares of the Company’s Common Stock issuable upon exercise of the Warrant on the Additional Registration statement filed pursuant to Section 3 herein.

3.	The Company will agree that any proceeds from any capital raise after sixty (60) calendar days from the date hereof, other than Advances under the SEPA, will be utilized to paydown outstanding Principal, outstanding Default Interest plus Payment Premium under the May Pre-Paid Advance.

4.	The Company agrees pursuant to Section 2(d) of the Registration Rights Agreement to file an Additional Registration Statement to register additional Registrable Securities and the Shares of the Company’s Common Stock issuable upon exercise of the Warrant no later than thirty (30) calendar days from there date hereof and to file Additional Registration Statements to register additional Registrable Securities any time the Registrable Securities are less than 500,000 shares of the Company’s common stock.

5.	The Company shall file a form 6-K in connection with this Agreement no later than the first Trading Day after the execution of this Agreement.

6.	YAII hereby waives and amends such provision of the Transaction Documents to the contrary, to enable the Company to make Advances while the May Pre-Paid Advance remains outstanding and to otherwise comply with the terms of this Agreement.

7.	The Company acknowledges and agrees that any failure to satisfy the terms herein or any other breach of any terms and conditions set forth herein, shall constitute an Event of Default under the Transaction Documents.

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SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY

By:	/s/ Haggai Alon
Name:	Haggai Alon
Title:	CEO

YA II PN, Ltd.

By:	Yorkville Advisors Global, LP
Its:	Investment Manager

By:	Yorkville Advisors Global II, LLC
Its:	General Partner

By:	/s/ David Gonzalez
Name:	David Gonzalez
Title:	General Counsel